Exhibit 10.1
AMENDED AND RESTATED
CENTRAL BANCORP, INC.
DEFERRED COMPENSATION PLAN FOR NON-EMPLOYEE DIRECTORS
     1.     PURPOSE.
          (a)     The purpose of the Central Bancorp, Inc. Deferred Compensation Plan for Non-employee Directors (the “Plan”) is to provide Directors of Central Co-operative Bank (the “Bank”) and Central Bancorp, Inc. (the “Company”) with deferred benefits upon retirement and to allow Directors to participate in the growth of the Company and the Bank through the acquisition of a beneficial interest in Common Stock of the Company, par value $1.00 per share (the “Common Stock”).
          (b) The Plan was initially effective January 13, 2000. This document amends and restates the Plan effective as of January 1, 2005, and is intended to comply with Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”). The Bank and the Company intend for all deferrals (and earnings thereon) to be subject to the requirements of Section 409A of the Code.
     2.     ADMINISTRATION. The Plan shall be administered by an Administrative Committee consisting of at least two non-employee directors (within the meaning described in Rule 16b-3 under the Securities Exchange Act of 1934) appointed by the Board of Directors of the Company and the Bank. The Administrative Committee shall have the authority to adopt rules and regulations for carrying out the Plan, and to interpret, construe and implement the provisions of the Plan.
     3.     ELIGIBILITY; EFFECTIVE DATE. Each member of the Board of Directors of the Company or the Bank who is not an employee of the Company or the Bank (“Director”) shall be entitled to participate in the Plan. The effective date of the Plan is January 1, 2005 (the “Effective Date”). The Plan Year for the initial period following adoption shall begin on the Effective Date and shall end on December 31, 2005. Thereafter each Plan Year shall be the twelve-month period beginning on April 1 and ending on December 31. Effective as of January 1, 2005, the Plan Year shall be the calendar year.
     4.     DIRECTORS’ DEFERRAL. Each Director may elect to defer payment of all or any part of the annual retainer fees, meeting fees, committee fees and other payments for services rendered by the Director to the Company or the Bank on or after the Effective Date (“Fees”) pursuant to the provisions of this Plan. A Director’s election to defer Fees shall be in writing and shall be effective upon receipt and acceptance by the Company and the Bank. For the initial Plan Year of participation, such election shall be made not later than thirty (30) days after the effective date of the Director’s eligibility (and shall apply only to amounts earned after that date). In succeeding Plan Years, such election shall be made not later than thirty-one (31) days prior to the commencement next succeeding Plan Year. Any election may be revoked or changed if it is made in writing no later than thirty-one (31) days prior to the commencement of the next Plan Year, but only as to Fees to be earned at and after commencement of the next succeeding Plan Year.

     5.     ESTABLISHMENT OF TRUST; DIRECTOR’S ACCOUNTS. In connection with the adoption of the Plan, the Company and the Bank shall establish a nonqualified trust (the “Rabbi Trust”). All Fees shall be deposited in the Rabbi Trust on behalf of the participating Directors. The Company, the Bank and the Trustee of the Rabbi Trust shall maintain a book account for each Director to which such Fees shall be credited (the “Account”). Fees shall be deposited in the Rabbi Trust and credited to a Director’s Account on a quarterly basis within five (5) business days after the end of the fiscal quarter during which the compensation constituting such Fees was earned.
     In accordance with the terms of the Rabbi Trust, all Fees shall be invested by the Trustee of the Rabbi Trust in shares of Common Stock. In the event that the Trustee acquires Common Stock directly from the Company, the purchase price of such shares shall be equal to the market value of such shares (“Market Value”). If the Common Stock is listed on a national securities exchange (including the NASDAQ National Market System) on the date in question, then the Market Value per share shall be the average of the highest and lowest selling price on such exchange on such date, or if there were no sales on such date, then the Market Value per share shall be the mean between the bid and asked price on such date. If the Common Stock is traded otherwise than on a national securities exchange on the date in question, then the Market Value per share shall be the mean between the bid and asked price on such date, or, if there is no bid and asked price on such date, then on the next prior business day on which there was a bid and asked price. If no such bid and asked price is available, then the Market Value per share shall be its fair market value as determined by the Administrative Committee, in its sole and absolute discretion.
     Each Director’s Account shall indicate the number of shares of Common Stock that have been purchased and are being held in the Rabbi Trust on behalf of each Director. Cash dividends paid on shares of Common Stock held in the Rabbi Trust shall be used to purchase additional shares of Common Stock, and shall be credited to the Directors’ Accounts. Stock dividends, stock splits and other distributions payable on Common Stock also will be held in the Rabbi Trust and shall be credited to the Directors’ Accounts.
     6.     UNSECURED GENERAL CREDITOR. Notwithstanding anything to the contrary contained herein, neither the Directors nor any beneficiaries designated by them, nor any of their respective representatives or estates, shall have any right, other than the right of an unsecured general creditor, against the Company or the Bank with respect to the Directors’ Accounts, the Rabbi Trust and the shares of Common Stock held in the Rabbi Trust.
     7.     DISTRIBUTION.
          (a)     No withdrawals may be made from an Account by a Director except as set forth in this Section. The number of shares of Common Stock allocated to a Director’s Account shall be distributed in annual installments (as nearly equal amount as possible) over a three (3) year period after a Director ceases to be a Director of the Company and the Bank (provided the termination constitutes a “separation from service” for purpose of Section 409A of the Code); provided, however, that except as expressly approved by the Committee, no Director shall receive any distributions of shares of Common Stock until six months after he separates from service. In lieu of distributing fractional shares of Common Stock, a Director will receive cash equal to the fair market value of such fractional shares at the close of business on the day preceding the day on which such distribution is made.
          (b)     In the event of the Director’s death prior to the time at which distributions have been made pursuant to Section 7(a), the beneficiary or beneficiaries designated by the Director in writing to the Company pursuant to the Beneficiary Designation Form attached hereto as Exhibit “A” prior to the Director’s death or, failing such designation, the Director’s estate, shall receive the distributions from the Director’s Account in the same manner provided in Section 7(a).
          (c)     Upon the Bank’s determination (following petition by the Director) that the Director has suffered an unforeseeable emergency as described below, the Bank shall (i) terminate the then effective deferral election of the Director to the extent permitted under Section 409A of the Code, and (ii) distribute to the Director all or a portion of the Deferral Account balance as determined by the Bank, but in no event shall the distribution be greater than the amount determined by the Bank that is necessary to satisfy the unforeseeable emergency plus amounts necessary to pay taxes reasonably anticipated as a result of the distribution, after taking into account the extent to which the unforeseeable emergency is or may be relieved through reimbursement or compensation by insurance or otherwise or by liquidation of the Director’s assets (to the extent the liquidation of assets would not itself cause severe financial hardship); provided, however, that such distribution shall be permitted solely to the extent permitted under Section 409A of the Code. For purposes of this Section, “unforeseeable emergency” means a severe financial hardship to the Director resulting from (a) an illness or accident of the Director, the Director’s spouse or a dependent (as defined in Code Section 152(a) of the Code) of the Director, (b) a loss of the Director’s property due to casualty, or (c) other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Director, each as determined to exist by the Bank.
     8.     NON-ASSIGNABLE. The right to receive shares of Common Stock under this Plan shall not be subject to alienation, assignment, garnishment, execution, levy, pledge, sale or transfer of any kind, except by will or by the laws of decent and distribution, and any attempt to cause any such right to receive shares of Common Stock to be so subjected, except by will or by the laws of descent and distribution, shall not be recognized.
     9.     EXPENSES. The Company and the Bank shall pay all expenses in connection with the Plan and the Rabbi Trust.
     10.     PARTIES. The terms of this Plan shall be binding upon the Company, the Bank and their successors or assigns and each Director participating herein and his beneficiaries, heirs, executors and administrators.
     11.     LIABILITY OF THE COMPANY AND THE BANK. Neither the Company, the Bank nor any person acting on behalf of the Company or the Bank shall be liable for any act performed or the failure to perform any act with respect to this Plan, except in the event that there has been a judicial determination of willful misconduct on the part of the Company or the Bank or such person.

     12.     TERMINATION; AMENDMENT.
          (a)     The Company and the Bank may terminate this Plan on ninety (90) days’ written notice to each Director participating herein. A termination of the Plan shall have no effect other than to eliminate the right of each Director to defer further compensation under this Plan. The Board of Directors of the Company and the Bank may amend the Plan at any time and from time to time; provided that any such amendments that require stockholder approval under applicable laws and regulations shall also be approved by stockholders of the Company at an annual or special meeting of such stockholders to the extent required by and in accordance with any such laws or regulations. No amendment shall, without the consent of a Director, adversely affect such Director’s rights under the Plan.
          (b)     If the Bank terminates the Plan within thirty days preceding or twelve months following a Change in Control, the Deferral Account of each Participant shall become fully vested and payable to the Participant in a lump sum within twelve months following the date of termination, subject to the requirements of Section 409A of the Code.
     13.     NOTICES; GOVERNING LAW.
          (a)     Notices, elections or designations by a Director to the Company or the Bank hereunder shall be addressed to the attention of the Treasurer of the Company or the Bank, as the case may be.
          (b)     This Agreement shall be construed and enforced in accordance with, and governed by, the laws of the Commonwealth of Massachusetts.
     14.     CLAIMS AND REVIEW PROCEDURES.
          (a)     Claims Procedure. The Bank shall notify any person or entity that makes a claim against the Plan (the “Claimant”) in writing within ninety (90) days of Claimant’s written application for benefits, of his or her eligibility or non-eligibility for benefits under the Plan. If the Bank determines that the Claimant is not eligible for benefits or full benefits, the notice shall set forth (1) the specific reasons for such denial, (2) specific reference to the provisions of the Plan on which the denial is based, (3) a description of any additional information or material necessary for the Claimant to perfect his or her claim and a description of why it is needed and (4) an explanation of the Plan’s claims review procedure and other appropriate information as to the steps to be taken if the Claimant wishes to have the claim reviewed. If the Bank determines that there are special circumstances requiring additional time to make a decision, the Bank shall notify the Claimant of the special circumstances and the date by which a decision is expected to be made, and may extend the time for up to ninety (90) days.
          (b)     Review Procedure. If the Claimant is determined by the Bank not to be eligible for benefit, or if the Claimant believes that he or she is entitled to greater or different benefits, the Claimant shall have the opportunity to have such claim reviewed by the Bank by filing a petition for review with the Bank within sixty (60) days after receipt of the notice issued by the Bank. Said petition shall state the specific reasons which the Claimant believes entitle him or her to benefits or to greater or different benefits. Within sixty (60) days after receipt by the Bank of the petition, the Bank shall afford the Claimant (and counsel, if any) an opportunity to present his of her position to the Bank verbally or in writing, and the Claimant (or counsel) shall have the tight to review the pertinent documents. The Bank shall notify the Claimant of its decision in writing within the 60-day period stating specifically the basis of its decision, written in a manner calculated to be understood by the Claimant and the specific provisions of the Plan on which the decision is based. If, because of the need for a hearing, the 60-day period is not sufficient, the decision may be deferred for up to another sixty (60) days at the election of the Bank, but notice of this deferral shall be given to the Claimant.
     15.     AGGREGATION OF EMPLOYERS. To the extent required under Section 409A of the Code, if the Bank is a member of a controlled group of corporations or a group of trades or business under common control (as described in Code Section 414(b) or (c)), all members of the group shall be treated as a single employer for purposes of whether there has occurred a Separation from Service and for any other purposes under the Plan as Section 409A of the Code shall require.
     16.     SECTION 409A. It is intended that the Plan is intended to be (a) a plan that is not qualified within the meaning of Section 401(a) of the Code, so as to prevent the inclusion in gross income of any benefits accrued hereunder in a taxable year prior to the taxable year or years in which such amount would otherwise be actually distributed or made available to the Participants. The Plan shall be administered and interpreted to the extent possible in a manner consistent with that intent.

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